UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2026

SCWORX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Village Road, Suite 100

Middleton, Massachusetts 01949

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 472-9679

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WORX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Summary

Company Completed Offering to Cure Nasdaq Publicly Held Shares Deficiency and Submitted Request for Reconsideration; Common Stock Continues to Be Quoted on OTCQB Venture Market

As previously reported, on September 16, 2026, the Company completed a private placement of 350,000 shares of Common Stock and warrants, described below, which together with the exercise of outstanding warrants and the issuance of shares to the placement agent resulted in the issuance of 449,860 shares of Common Stock. As a result, the Company believes that it has more than 500,000 Publicly Held Shares and has cured its deficiency under Nasdaq’s Publicly Held Shares Rule. On September 17, 2026, without knowledge that the private placement had been completed, the Nasdaq Hearings Panel issued a decision to delist the Common Stock. On September 18, 2026, the Company formally requested that the Panel reconsider its decision on the grounds that it was based on a mistake of material fact. That request is pending. To regain compliance with Nasdaq’s Bid Price Rule, the Company must also evidence a closing bid price of at least $1.00 per share for 10 consecutive trading days on or before October 5, 2026. The Common Stock will continue to be quoted on the OTCQB Venture Market. As described in Item 8.01 below, the Company has extended the period during which the private placement investors may exercise their contractual termination right.

Background

As previously disclosed, trading in the common stock, par value $0.001 per share (the “Common Stock”), of SCWorx Corp. (the “Company”) on The Nasdaq Capital Market has been suspended since April 14, 2026, and the Common Stock is currently quoted on the OTCQB Venture Market under the symbol “WORX.” On June 17, 2026, the Nasdaq Hearings Panel (the “Panel”) issued a decision (the “June 17 Decision”) granting the Company an exception to regain compliance with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”), subject to the Company’s satisfaction of specified conditions, including obtaining stockholder approval of and effecting a reverse stock split and thereafter evidencing a closing bid price of at least $1.00 per share for a minimum of 20 consecutive trading days. The Company satisfied each of those conditions, effecting a 1-for-12 reverse stock split on August 3, 2026, and evidenced a closing bid price at or above $1.00 per share for the 20 consecutive trading days ended August 31, 2026.

On September 2, 2026, the Listing Qualifications Staff of Nasdaq (“Staff”) issued an Additional Staff Determination Letter notifying the Company that, as a result of the reverse stock split, the number of the Company’s publicly held shares had fallen below the 500,000 minimum required by Nasdaq Listing Rule 5550(a)(4) (the “Publicly Held Shares Rule”). Under Nasdaq Listing Rule 5810(c)(3)(A), because the reverse stock split was taken to achieve compliance with the Bid Price Rule and resulted in the Company falling below the Publicly Held Shares Rule, the Company would not be considered to have regained compliance with the Bid Price Rule until the Publicly Held Shares deficiency was cured and the Company thereafter evidenced a closing bid price at or above $1.00 per share for a minimum of 10 consecutive trading days, in each case on or before October 5, 2026, the last day of the maximum exception period available to the Company. On September 9, 2026, the Company submitted an updated compliance plan to the Panel requesting an exception to cure the Publicly Held Shares deficiency.

Panel Decision Subject to Pending Request for Reconsideration

On September 17, 2026, the Company received a written decision of the Panel (the “Panel Decision”) determining to delist the Common Stock from Nasdaq. The Panel Decision states that the Company failed to comply with the terms of the June 17 Decision because the reverse stock split caused the Company to fall below the Publicly Held Shares Rule, and that the Panel was not persuaded that the Company’s updated compliance plan presented a reasonable likelihood that the Company could regain compliance with the Publicly Held Shares Rule and the Bid Price Rule by October 5, 2026. The Panel Decision states that Nasdaq will complete the delisting by filing a Form 25 Notification of Delisting with the Securities and Exchange Commission (the “SEC”) after applicable appeal periods have lapsed. The Company submitted a formal Request for Reconsideration to the Hearings Panel, as described below.

Offering Completed to Cure Publicly Held Shares Deficiency

The Panel Decision did not take into account the private placement of 350,000 shares of Common Stock and warrants to purchase 350,000 shares of Common Stock that closed on September 16, 2026, which is described in the Company’s Current Report on Form 8-K filed with the SEC on September 22, 2026 (the “Private Placement”), or the exercise by existing holders of outstanding warrants to purchase 50,000 shares of Common Stock and the issuance of 49,860 shares of Common Stock to the placement agent in the Private Placement. As a result of those issuances, the Company believes that it has more than 500,000 Publicly Held Shares and has cured the deficiency under the Publicly Held Shares Rule.

Company Submits Formal Request for Reconsideration

On September 18, 2026, the Company submitted to the Panel a request, pursuant to Nasdaq Listing Rule 5815(d)(5), that the Panel reconsider the Panel Decision on the basis that the Panel Decision was based on a mistake of material fact, namely that the Private Placement had been completed prior to the issuance of the Panel Decision.

As of the date of this Current Report on Form 8-K, the Panel has not acted on the Company’s request for reconsideration. If necessary, the Company also intends to request, on or before October 2, 2026, that the Nasdaq Listing and Hearing Review Council review the Panel Decision. Even if the Panel reconsiders the Panel Decision, the Company would be required to evidence a closing bid price at or above $1.00 per share for a minimum of 10 consecutive trading days on or before October 5, 2026, in order to regain compliance with the Bid Price Rule. There can be no assurance that the Panel will grant the Company's request for reconsideration, that the Nasdaq Listing and Hearing Review Council, if the Company requests review, will reverse or modify the Panel Decision, that the Company will regain compliance with the Bid Price Rule and the Publicly Held Shares Rule by October 5, 2026, or that trading in the Common Stock will resume on Nasdaq. If the Company does not regain compliance, the Company believes that Nasdaq will delist the Common Stock. The Common Stock continues to be quoted on the OTCQB Venture Market, and the Company expects that the Common Stock would continue to be quoted on the OTCQB Venture Market if it were delisted from Nasdaq.

Item 8.01 Other Events.

As described in the Company’s Current Report on Form 8-K filed with the SEC on September 22, 2026, Section 4.20 of the Securities Purchase Agreement, dated as of September 16, 2026 (the “Purchase Agreement”), between the Company and the purchasers in the Private Placement (the “Purchasers”) provides that, if either (i) the Common Stock does not resume trading on The Nasdaq Capital Market by October 31, 2026 or (ii) prior to that date the Company receives a determination letter from Nasdaq delisting the Common Stock, each Purchaser has the right, exercisable by written notice delivered within five business days after the earlier of such events, to require the Company to terminate such Purchaser’s purchase of securities under the Purchase Agreement, in which case the Company is required to pay such Purchaser in cash an amount equal to such Purchaser’s subscription amount against surrender for cancellation of all of such Purchaser’s shares of Common Stock and warrants purchased in the Private Placement.

The Company has determined to treat the Panel Decision as a determination letter delisting the Common Stock for purposes of Section 4.20 of the Purchase Agreement. In order to permit the Purchasers to consider the outcome of the Company’s request for reconsideration and Nasdaq’s determination as to whether the Company has regained compliance with Nasdaq’s continued listing requirements, the Company has notified the Purchasers that it will treat any termination notice under Section 4.20 delivered on or before October 15, 2026, as timely delivered. The Company may further extend that date in its discretion. If all of the Purchasers were to exercise their termination rights, the Company would be required to return an aggregate of $938,000 to the Purchasers, the 350,000 shares of Common Stock and warrants to purchase 350,000 shares of Common Stock issued in the Private Placement would be cancelled, and the number of the Company’s Publicly Held Shares would be reduced accordingly. The Company has informed Nasdaq of the extension and will inform Nasdaq of any termination notice it receives.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s request for reconsideration of the Panel Decision, the Company’s belief that it has cured the Publicly Held Shares deficiency, the Company’s ability to regain and maintain compliance with Nasdaq’s continued listing requirements, the potential resumption of trading of the Common Stock on Nasdaq, and the potential exercise by the Purchasers of their termination rights. These statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including the risk that the Panel or the Nasdaq Listing and Hearing Review Council does not reverse or modify the Panel Decision, the risk that the Company does not satisfy the Bid Price Rule for the required period by October 5, 2026, the risk that Nasdaq does not agree that the Company has cured the Publicly Held Shares deficiency, the risk that Purchasers exercise their termination rights, and the other risks described in the Company’s filings with the SEC. The Company undertakes no obligation to update any forward-looking statement except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCWORX CORP.

Date: September 23, 2026	By:	/s/ Chris Kohler
	Name:	Chris Kohler
	Title:	Chief Financial Officer

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